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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-8 of our report dated January 17, 1994, on our audits of the consolidated financial statements and financial statement schedules of Burlington Northern Inc. We also consent to the reference to our firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.

Fort Worth, Texas
November 18, 1994